Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated May 22, 2025, with respect to the financial statements of Allspring Disciplined Small Cap Fund, Allspring Index Fund, and Allspring Special Small Cap Value Fund, three of the funds comprising Allspring Funds Trust, as of March 31, 2025, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts July 23, 2025